Exhibit 99.2
Professional Dental Technologies, Inc.
October 31, 2006 and 2005
and the years ended October 31,
2006, 2005 and 2004

Independent Accountants’ Report
Board of Directors
Professional Dental Technologies, Inc.
Batesville, Arkansas
We have audited the accompanying consolidated balance sheets of Professional Dental Technologies, Inc., as of October 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the three years in the period ended October 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Professional Dental Technologies, Inc., as of October 31, 2006 and 2005, and the results of its operations and its cash flows for each of the three years in the period ended October 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ BKD, LLP
Little Rock, Arkansas
December 19, 2006

Professional Dental Technologies, Inc.
Consolidated Balance Sheets
(In Thousands Except Share Amounts)
October 31, 2006 and 2005

	2006	2005

Assets
Current Assets
Cash and cash equivalents	$5,901	$4,836
Certificates of deposit	—	2,118
Accounts receivable
Trade, net of allowance; 2006 - $243, 2005 - $196	3,078	3,204
Affiliates	—	455
Inventory	2,308	4,744
Prepaid expenses	276	588
Deferred income taxes	162	430
Other current assets	26	486

Total current assets	11,751	16,861

Property and Equipment, Net	3,009	4,119

Other Assets	67	398

Total	$14,827	$21,378

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable
Trade, including bonuses payable	$1,160	$1,840
Affiliates	67	—
Advance payments	604	616
Accrued payroll	528	858
Accrued warranty	167	176
Accrued property tax	49	51
Accrued expenses	143	46
Current portion of long-term debt	984	1,181

Total current liabilities	3,702	4,768

Long-term Debt	213	854

Stockholders’ Equity
Common stock; par value $100; 3,000 shares authorized; 1,260 shares issued and outstanding as of October 31, 2006 and 2005	126	126
Additional paid-in capital	317	317
Retained earnings	10,469	15,313

Total stockholders’ equity	10,912	15,756

Total	$14,827	$21,378

See Notes to Consolidated Financial Statements

Professional Dental Technologies, Inc.
Consolidated Statements of Income
(In Thousands Except Per Share Amounts)
Years Ended October 31, 2006, 2005 and 2004

	2006	2005	2004

Sales	$34,932	$34,750	$33,627

Costs of Goods Sold	15,128	14,898	14,386

Gross Profit	19,804	19,852	19,241

Operating Expenses	16,565	16,544	16,998

Operating Income	3,239	3,308	2,243

Other Income (Expense)	431	160	(207)

Income Before Income Taxes	3,670	3,468	2,036

Provision for Income Taxes	1,530	1,334	821

Income from Continuing Operations	2,140	2,134	1,215

Discontinued Operations
Income (loss) from discontinued operations (including loss on disposal in 2006 of $471), net of income taxes (credit) of $(59), $(367) and $157 for 2006, 2005 and 2004, respectively	(462)	(376)	391

Net Income	$1,678	$1,758	$1,606

Earnings Per Share	$1,332	$1,370	$1,235

See Notes to Consolidated Financial Statements

Professional Dental Technologies, Inc.
Consolidated Statements of Stockholders’ Equity
(In Thousands Except Share Amounts)
Years Ended October 31, 2006, 2005 and 2004

	Common Stock		Additional
		Par	Paid-in	Retained
	Shares	Value	Capital	Earnings	Total
Balance, November 1, 2003	1,301	$130	$317	$12,271	$12,718

Acquisition and retirement of company stock	(1)	—	—	(66)	(66)

Net income	—	—	—	1,606	1,606

Balance, October 31, 2004	1,300	130	317	13,811	14,258

Acquisition and retirement of company stock	(40)	(4)	—	(256)	(260)

Net income	—	—	—	1,758	1,758

Balance, October 31, 2005	1,260	126	317	15,313	15,756

Dividends on common stock; $5,175 per share	—	—	—	(6,522)	(6,522)

Net income	—	—	—	1,678	1,678

Balance, October 31, 2006	1,260	$126	$317	$10,469	$10,912

See Notes to Consolidated Financial Statements

Professional Dental Technologies, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
Years Ended October 31, 2006, 2005 and 2004

	2006	2005	2004

Operating Activities
Net income	$1,678	$1,758	$1,606
Items not requiring (providing) cash
Depreciation and amortization	600	846	957
Gain on disposal of property and equipment	(204)	(18)	(10)
Deferred income taxes	61	(43)	301
Changes in
Accounts receivable – trade	126	184	13
Accounts receivable – affiliates	522	(247)	549
Notes receivable	71	(71)	—
Inventory	2,436	(837)	(546)
Other assets	1,239	237	151
Accounts payable – trade including bonuses payable	(680)	225	(341)
Accrued and other liabilities	(256)	(477)	499

Net cash provided by operating activities	5,593	1,557	3,179

Investing Activities
Purchase of property and equipment	(422)	(688)	(635)
Proceeds from the sale of property and equipment	1,136	35	22
Maturity (purchase) of certificate of deposit	2,118	(2,003)	381

Net cash provided by (used in) investing activities	2,832	(2,656)	(232)

Financing Activities
Issuance of long-term debt	—	—	395
Payment of long-term debt	(838)	(657)	(645)
Payment of capital lease obligations	—	(31)	(69)
Acquisition of common stock	—	(260)	(66)
Dividends paid	(6,522)	—	—

Net cash used in financing activities	(7,360)	(948)	(385)

Increase (Decrease) in Cash and Cash Equivalents	1,065	(2,047)	2,562

Cash and Cash Equivalents, Beginning of Year	4,836	6,883	4,321

Cash and Cash Equivalents, End of Year	$5,901	$4,836	$6,883

Supplemental Schedule of Cash Flow Information

Interest	$122	$178	$220
Income taxes	$1,019	$883	$598
See Notes to Consolidated Financial Statements

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
Note 1: Summary of Significant Accounting Policies
     Nature of Organization
Professional Dental Technologies, Inc. (the “Company”) is a group of companies headquartered in Batesville, Arkansas, engaged primarily in the business of designing, manufacturing, and marketing products and services for dental professionals to be used in the diagnosis, treatment, and prevention of periodontal and other dental diseases and through May 31, 2006, in the manufacture and sale of nutritional supplements.
     Principles of Consolidation
The consolidated financial statements include the accounts of Professional Dental Technologies, Inc. and its wholly-owned subsidiaries: Dark Red Oak Limited (company dissolved April 20, 2004); Distinctive Marketing, Inc. (company dissolved May 31, 2006); Four Seasons Travel, Inc. (company dissolved July 31, 2006); General Practice Publishers, Inc. (company dissolved May 31, 2006); PDT Image, Inc.; LPI New Zealand Limited (company dissolved May 31, 2006); Professional Dental Manufacturing, Inc.; Management Services International, Inc.; Prodentec Europe Limited (company dissolved October 31, 2004); ProHealth, Inc. (company dissolved May 31, 2006); Prodentec Restoratives, Inc. (company dissolved October 31, 2005) (formerly known as Professional Marketing Systems, Inc.); and Professional Dental Technologies Therapeutics, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.
     Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Bank Balances
The Company routinely has cash balances in individual financial institutions in excess of FDIC insurance limits. Management believes these institutions are financially stable and that the credit risk related to these deposits is minimal.
     Cash and Cash Equivalents
For the purpose of presentation in the consolidated statements, the Company considers all cash on hand and on deposit with depository institutions, with maturity at date of purchase of three months or less, to be cash and cash equivalents.
     Certificates of Deposit
Certificates of deposit consist of time deposits at financial institutions with maturities at date of purchase between three months and one year.

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
     Accounts Receivable
Accounts receivable are stated at the amount billed to customers. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Accounts receivable are ordinarily due 30 days after the issuance of the invoice.
     Inventory
Inventory is carried at the lower of cost (determined on a first-in, first-out basis) or market.
     Property and Equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using accelerated methods and is expensed based on the estimated useful lives of the assets.
     Revenue Recognition
Revenue is recognized at the time that product ownership transfers to the customer, which is at the time of shipment.
     Accrued Warranty Costs
The Company estimates the amount it will need to meet future warranty obligations for products sold based on its warranty experience.
     Concentration of Credit Risk
Accounts receivable arise from the sale of dental products to dental professionals located throughout the world, but principally in the United States. The Company extends credit to its customers in the normal course of business. The Company generally requires no collateral from its customers. The Company’s credit losses are affected by general economic conditions of the dental and health industries, among other factors.
     Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes, if any. Deferred taxes represent the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A deferred tax asset is reduced by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that a portion or all of the deferred tax asset will not be realized.

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
     Incentive Stock Option Plan
The Company has an incentive stock option plan (the “Plan”) for the benefit of its key personnel. The maximum number of shares of common stock reserved for issuance under the Plan is 500 shares, provided that in no event shall more than 10% of the Company’s then outstanding stock be optioned under the Plan in any single year.
The Board of Directors may grant options to key individuals at any time. The purchase price for stock under the Plan shall be 100% of the fair market value of the stock at the time the option is granted, but in no event less than par value of the stock. Options granted expire 10 years from the date they are granted. As of October 31, 2006, options to purchase an aggregate of 57.85 shares of stock were outstanding at prices ranging from $5,625 to $8,750. The options are generally subject to the option holder’s continued employment or services to the Company. Certain options contain vesting requirements.
A summary of the status of the Plan as of October 31, 2006, and changes during the year then ended is as follows:

			Weighted
	Number of	Option Price Per	Average Option
	Shares	Share	Price Per Share

Options outstanding at October 31, 2005	61.55	$5,625 - $30,000	$6,252
Forfeited	(3.70)	$5,730 - $30,000	$9,730

Options outstanding at October 31, 2006	57.85	$5,625 - $8,750	$5,760

The following table summarizes information about stock options at October 31, 2006:

			Weighted
		Weighted	Average		Weighted
	Number	Average	Exercise	Number	Average
	Outstanding at	Remaining	Price of	Exercisable at	Exercise Price
	October 31,	Contractual	Outstanding	October 31,	of Exercisable
Exercise Price	2006	Life	Options	2006	Options

$5,625	55.35	1	$5,625	55.35	$5,625
$8,750	2.50	3	$8,750	2.50	$8,750

	57.85			57.85

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
The Company applies APB 25 in accounting for its stock option and award plan. Under the terms of the plan, the exercise price for each option is equal to the market value of the Company’s stock on the date of the grant. Accordingly, no compensation expense has been recognized under this plan. Net income and earnings per share on a pro forma basis, as if the Company had utilized the accounting methodology prescribed by SFAS 123 would have been as follows (in thousands, except per share data):

	2006	2005	2004

Net income
As reported	$1,678	$1,758	$1,606
Pro forma	1,678	1,758	1,606
No options were granted during the year ended October 31, 2006.
     Reclassifications
Certain reclassifications have been made to the 2005 and 2004 financial statements to conform to the 2006 financial statement presentation. The reclassifications had no effect on net earnings.
Note 2: Related Party Transactions
During the years ended October 31, 2006 and 2005, the Company advanced funds to certain officers, directors and employees. The advances are due on demand. The advances were as follows at October 31:

	2006	2005

Employees	$8,000	$60,000
Officers and directors	—	173,000

Total	$8,000	$233,000

During the years ended October 31, 2006, 2005 and 2004, the Company provided goods and services aggregating approximately $5,412,000, $8,297,000 and $6,351,000, respectively to companies controlled by the majority stockholders of the Company. These amounts are included in sales in the consolidated statements of income. As of October 31, 2006, the Company owes these affiliated companies $66,000, and as of October 31, 2005, these affiliated companies owed the Company $455,000, respectively. These amounts are reflected as accounts receivable-affiliates and accounts payable-affiliates in the consolidated balance sheets.

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
Note 3: Inventory
Inventory consisted of the following:

	October 31,
	2006	2005

Finished goods	$560,000	$1,265,000
Work in process	30,000	58,000
Raw materials	1,718,000	3,421,000

Total	$2,308,000	$4,744,000

Note 4: Property and Equipment
Property and equipment consisted of the following:

	October 31,
	2006	2005

Land	$527,000	$714,000
Buildings and improvements	2,563,000	2,744,000
Manufacturing equipment	3,186,000	4,244,000
Vehicles	159,000	373,000
Furniture and equipment	916,000	1,418,000
Construction in progress	19,000	205,000

Total property and equipment	7,370,000	9,698,000

Less accumulated depreciation	4,361,000	5,579,000

Property and equipment, net	$3,009,000	$4,119,000

Note 5: Line of Credit
At October 31, 2006, the Company had an available bank credit line of $3,000,000 against which it had no borrowings. The line of credit is subject to certain restrictive covenants and the loan amount, up to $3,000,000, is not to exceed 75% of eligible receivables and 50% of eligible inventory excluding work in process. The line of credit automatically renews annually unless terminated under the provisions of the agreement. The term of this line of credit began in May 2003.

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
Note 6: Long-term Debt
Long-term debt consisted of the following:

	October 31,
	2006	2005

Mortgage payable- collatera lized by land and building with a carrying value at October 31, 2005, of $236,000; interest at 5%; monthly payments of principal and interest aggregating $3,695, maturing on March 2006	$—	$15,000

Mortgage payable- collatera lized by land and building with a carrying value at October 31, 2005, of $157,000; interest at 5%; monthly payments of principal and interest aggregating $3,917 maturing on December 2006	—	53,000

Mortgage payable- collatera lized by land and building with a carrying value at October 31, 2005, of $117,000; interest at 5%; monthly payments of principal and interest aggregating $2,161 maturing on May 2008	—	61,000

Mortgage payable- collatera lized by land with a carrying value at October 31, 2005, of $155,000; interest at 5%; monthly payments of principal and interest aggregating $2,923 maturing on May 2008	—	85,000

Mortgage payable- collatera lized by land and building with a carrying value at October 31, 2006, of $1,193,00 0, interest at 7.95%, via interest rate swap; monthly payments of principal and interest aggregating $8,068 monthly, with a balloon payment at maturity, April 2007	610,000	655,000

Mortgage payable- collatera lized by land and building with a carrying value at October 31, 2006, of $657,000; interest at 4.85%, via interest rate swap, monthly payments of principal and interest aggregating $11,925, maturing April 2009	339,000	459,000

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004

	October 31,
	2006	2005

Notes payable — collateralized by equipment with a carrying value at October 31, 2006, of $19,000; interest at 5.4%, via interest rate swap; monthly payments of interest aggregating $19,035 of principal plus interest maturing on March 2008	180,000	517,000

Notes payable — collateralized by equipment with a carrying value at October 31, 2006, of $36,000; interest at 4.55%, monthly payments of principal and interest aggregating $7,000, maturing May 2007	68,000	190,000

	1,197,000	2,035,000
Less current portion	984,000	1,181,000

Long-term debt, net of current portion	$213,000	$854,000

The debt matures as follows for the years ending October 31:

2007	$984,000
2008	133,000
2009	80,000

Total	$1,197,000

Note 7: Derivative Financial Instruments
As a strategy to maintain acceptable levels of exposure to the risk of changes in future cash flows due to interest rate fluctuations, the Company entered into interest rate swap agreements for a portion of its floating rate debt. These agreements provide for the Company to receive interest from the counterparty at LIBOR and to pay interest to the counterparty at fixed rates on notional amounts. Under the agreement, the Company pays or receives the net interest amount monthly, with the monthly settlements included in interest expense.
Note 8: Income Taxes
The provision for income taxes on continuing operations for the years ended October 31, 2006, 2005 and 2004, consist of the following:

	2006	2005	2004

Current expense	$1,469,000	$1,288,000	$486,000
Deferred income taxes	61,000	46,000	335,000

Total	$1,530,000	$1,334,000	$821,000

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
A reconciliation of the federal statutory income tax rate to the Company’s effective tax rate is as follows:

	2006	2005	2004

Tax expense at maximum statutory rate of 34%	$1,248,000	$1,179,000	$692,000
Nondeductible expenses	43,000	27,000	24,000
State income taxes net of federal benefit	182,000	147,000	104,000
Extraterritorial income exclusion	(12,000)	(13,000)	(24,000)
Other	69,000	(6,000)	25,000

	$1,530,000	$1,334,000	$821,000

The above income tax provisions are presented on the statements of income as follows:

	2006	2005	2004

As a component of income from continuing operations	$1,530,000	$1,334,000	$821,000
As a component of income (loss) from discontinued operations	(59,000)	(367,000)	157,000

Income tax provision	$1,471,000	$967,000	$978,000

The net deferred tax asset consisted of the following at:

	October 31,
	2006	2005

Deferred tax assets (liabilities)
Allowance for doubtful accounts	$41,000	$130,000
Compensation	82,000	174,000
Intangibles	—	278,000
Prepaid expenses	(105,000)	(172,000)
Property, plant and equipment	(14,000)	(31,000)
Warranties	64,000	67,000
Other	159,000	308,000

Net deferred tax assets	227,000	754,000

Net deferred tax asset – current	162,000	430,000

Net deferred tax asset – noncurrent	$65,000	$324,000

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
Note 9: Commitments and Contingencies
     Operating Leases
The Company leases warehouse space and various equipment under non-cancelable operating leases. Future minimum lease payments are as follows:

Year ending October 31:
2007	$230,000
2008	36,000

$266,000

The total rent expense was $544,000, $531,000 and $458,000 for the years ended October 31, 2006, 2005 and 2004, respectively.
     Licensing Agreement
The Company has a licensing agreement with a foreign company which owns the manufacturing and distribution rights to a rotary dental hygiene device, known as Rota-dent. The agreement contains the following major provisions:
1)	The Company holds the worldwide rights to manufacture and distribute the Rota-dent in perpetuity except for the right to distribute the Rota-dent in Sweden, which was granted back to the foreign company (subject to cancellation by either party on 90 days notice).

2)	The Company was assigned all patents and trademarks of the Rota-dent.

3)	The Company is to pay a royalty of $1.50 to the foreign company for each Rota-dent sold until an aggregate of $8,000,000 in royalties has been paid. During the years ended October 31, 2006, 2005 and 2004, the Company incurred royalties of $268,000, $364,000 and $341,000, respectively, and through October 31, 2006, has incurred aggregate royalties of approximately $8,000,000.
In addition, the Company has certain other licensing agreements related to its distribution of various other products. During the years ended October 31, 2006, 2005 and 2004, the Company incurred royalties under these licensing agreements totaling $72,000, $116,000 and $140,000, respectively.
     Business Venture Agreements
The Company has entered into a rolling five year term agreement commencing on December 5, 1995, with Aztec Developments, Ltd. (“Aztec”), an unrelated company, to manufacture and distribute certain proprietary periodontal dental products for Aztec. As of October 31, 2006, the Company has purchased approximately $60,000 in equipment, that will be used to manufacture the products, which is included in property, plant, and equipment in the consolidated balance sheet. Aztec has agreed to contribute to the Company the completed design of the products and a license to manufacture the products under the patents now in force.

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
The agreement stipulates fixed royalty amounts payable to the Company and Aztec for items sold, after which, all profits, as defined in the agreement, are to be allocated equally between the Company and Aztec. During the year ended October 31, 2006, 2005 and 2004, $525,000, $498,000 and $411,000 in royalties were paid, respectively.
     Product Sales Concentration
Sales of the Company’s Rota-dent and accessory products represented approximately 77% and 43% of total revenues for the years ended October 31, 2006, 2005 and 2004, respectively.
     Litigation
The Company is engaged in various legal proceedings in the ordinary course of business. The resolution of these matters is not expected to have a material adverse effect on the Company’s financial position, cash flows or results of operations. However, these estimates could change materially in the near term.
Note 10: 401(k) Retirement Savings Plan
The Company has a 401(k) plan available to all employees meeting certain service requirements. Eligible employees may contribute up to the lesser of 60% of their annual salary or $13,000 to the 401(k) plan, subject to certain limitations. Employees become fully vested in the Company contributions after five years of service. The Company may provide profit-sharing contributions at the discretion of its Board of Directors. The Company adopted a matching provision effective January 1, 2006. This provision allows for a dollar for dollar match up to 3% of the employee’s pay. The Company contributed $208,000 for the year ended October 31, 2006. There were no Company contributions for the years ended October 31, 2005 and 2004.
Note 11: Disclosures About Fair Value of Financial Instruments
The following methods were used to estimate the fair value of financial instruments.
The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.
     Other Temporary Investments
For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
     Notes Payable and Long-term Debt
Fair value is estimated based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.
The following table presents estimated fair values of the Company’s financial instruments at October 31, 2006 and 2005.

	2006		2005
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Financial assets
Cash and cash equivalents	$5,901,000	$5,901,000	$4,836,000	$4,836,000
Other temporary investments	—	—	2,118,000	2,118,000

Financial liabilities
Long-term debt	1,197,000	1,197,000	2,035,000	2,035,000
Note 12: Discontinued Operations
On May 31, 2006, the Company sold the assets and liabilities of its Life Plus division in anticipation of a merger with a subsidiary of Zila, Inc. (See Note 13). Division sales were $9,016,000 in 2006, $15,795,000 in 2005 and $15,091,000 in 2004. A loss of $471,000 has been recognized for 2006 and is included in 2006 loss from discontinued operations. Operations during 2005 and 2004 have been reclassified to include all revenues and expenses of the Division in discontinued operations.
Note 13: Subsequent Events
On November 10, 2006, the Company paid a dividend of $3,484,000, $2,765 per share. On November 28, 2006, 44.5 shares under the stock option agreement were exercised, and the Company paid a dividend of $616,000, $473 per share. Also, on November 28, 2006, Zila Merger, Inc., a wholly-owned subsidiary of Zila, Inc., merged with and into the Company, resulting in the Company becoming a wholly-owned subsidiary of Zila, Inc.

Professional Dental Technologies, Inc.
Notes to Consolidated Financial Statements
October 31, 2006, 2005 and 2004
Note 14: New Accounting Standards
SFAS No. 123, Share-Based Payment (Revised 2004), establishes standards for the accounting for transactions in which an entity (i) exchanges its equity instruments for goods or services, or (ii) incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of the equity instruments. SFAS 123R eliminates the ability to account for stock-based compensation using APB 25 and requires that such transactions be recognized as compensation cost in the income statement based on their fair values on the measurement date, which is generally the date of the grant. SFAS 123R is to be effective for the Company on November 1, 2006. Subsequent to the end of the year, (See Note 13) all outstanding options at October 31, 2006, were exercised or expired. Any future effect of this new standard cannot be determined at this time.
FIN 48, Uncertainty in Income Taxes, requires disclosure of management’s estimate of the probability of income tax positions being upheld in an income tax audit. It requires the Company to disclose tabular reconciliation of unrecognized tax benefits and management opinions of the probability of tax positions be upheld. Benefits will be recognized if it is more-likely-than-not the position will be substantiated. FIN 48 will be effective beginning November 1, 2007. Management does not expect it to have a material effect on the financial statements of the Company.
Presently, the Company is not aware of any other changes from the Financial Accounting Standards Board that will have a material impact on the Company’s present or future financial statements.